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                                                                EXHIBIT 10.67

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         This Amendment No. 1 (the "Amendment") to the Employment Agreement dated as of January 1, 1998 (the "Employment Agreement") between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Company"), and Raymond J. Trost (the "Employee") is hereby entered into as of January 11, 2001 by and between the Company and the Employee. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

         WHEREAS, the Company and the Employee wish to modify certain provisions of the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree to the following amendment to the Employment
Agreement:

         1. Term. Section 3 is hereby amended and restated to read in its entirety as follows:

                           The term of employment hereunder shall expire on December 31, 2002. Upon the expiration of such period, the term of employment shall be automatically extended for successive terms of two years each, unless either party gives the other not less than one hundred eighty (180) days written notice prior to the expiration of the term of its or his intention not to extend the term of such employment. If such notice is given, the term of employment shall terminate at the end of the then current term.

         2. Entire Agreement. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the parties pertaining to the subject matter hereof and fully supercedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

         3. Full Force and Effect. Except as expressly amended in this Amendment, the Employment Agreement shall remain in full force and effect.

         4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.




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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.


                           PENNSYLVANIA REAL ESTATE
                           INVESTMENT TRUST

                           By: /s/ Jonathan B. Weller
                              ---------------------------------------------
                              Name:  Jonathan B. Weller
                              Title:  President and Chief Operating Officer


                           EMPLOYEE


                           /s/ Raymond J. Trost
                           ------------------------------------------------
                           Raymond J. Trost